Registration No.: 333-152157

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FOOTHILLS RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0339560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4540 California Avenue, Suite 550
Bakersfield, California	93309
(Address of Principal Executive Offices)	(Zip Code)
Foothills Resources, Inc. 2006 Equity Incentive Plan
Foothills Resources, Inc. 2007 Equity Incentive Plan
(Full title of the plans)
Dennis B. Tower
Chief Executive Officer
Foothills Resources, Inc.
4540 California Avenue, Suite 550
Bakersfield, California 93309
(Name and address of agent for service)
(661) 716-1320
(Telephone number, including area code, of agent for service)
Copies to:
C.N. Franklin Reddick III, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
(310) 229-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Deregistration of Securities
          On July 7, 2008, Foothills Resources, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-8, File No. 333-152157 (the “Registration Statement”), registering 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the Company’s 2006 Equity Incentive Plan and 5,000,000 shares of the Company’s Common Stock available for issuance under the Company’s 2007 Equity Incentive Plan. This Post-Effective Amendment No. 1 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on this 11th day of May 2009.

FOOTHILLS RESOURCES, INC.
By:	/s/ W. Kirk Bosché
W. Kirk Bosché
Chief Financial Officer, Principal Financial Officer, Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Dennis B. Tower	Chairman of the Board and Chief Executive Officer	May 11, 2009

/s/ W. Kirk Bosché W. Kirk Bosché	Chief Financial Officer, Principal Financial Officer, Secretary	May 11, 2009

* John L. Moran	President	May 11, 2009

* John A. Brock	Director	May 11, 2009

* Ralph J. Goehring	Director	May 11, 2009

* Frank P. Knuettel	Director	May 11, 2009

* David A. Melman	Director	May 11, 2009

* Christopher P. Moyes	Director	May 11, 2009

*By:	/s/ W. Kirk Bosché
W. Kirk Bosché
Attorney-in-Fact